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                                  EXHIBIT 10.4

                           [Stearns Bank Letterhead]



July 17, 2001

The Board of Directors
Husker Ag Processing, LLC
510 W. Locust Street
PO Box 10
Plainview, NE  68769

RE: Construction/USDA Permanent loan financing for a 20 Million Gallon Ethanol Plan to be built in Plainview, Nebraska

Gentlemen:

Stearns Bank is pleased to extend the following financing proposal with regards to the above-referenced project:

BORROWER:                  Husker Ag Processing, LLC

LOAN AMOUNT:               $20,000,000.00

INTEREST RATE (CONSTR):    Prime plus 1/4% (currently 7.00%), floating

INTEREST RATE (PERM):      60%  ($12,000,000):  Prime  +1/4%,  adjusted
                           quarterly;  40%  ($8,000,000):  Prime +1/4%,
                           adjusted quarterly, with a floor of 6.5% and a ceiling of 9.95% for five years beginning 7-6-2001.
                           At the end of five years the floor and ceiling will adjust to the same spread, plus or minus, as the prevailing Prime Rate at that time.

CONSTRUCTION LOAN:         Bank to provide up to an 18-month construction loan,
                           which will then convert to a permanent USDA loan.

MATURITY/AMORTIZATION:     10 years permanent loan

CLOSING COSTS:             Best estimates at this time for closing costs
                           include, but are not limited to: 2% Origination Fee
                           ($400,000), 2% USDA Fee ($240,000), Documentation
                           Fee ($500), plus third party expenses, such as title insurance ($25,000), legal fees ($25,000), appraisal
                           ($10,000), survey ($3,000), USDA feasibility study
                           ($5,000), filing fees, etc., totaling about
                           $708,500.

COLLATERAL:                Collateral will include the following:


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Husker Ag Processing, LLC
July 18, 2001
Page 2



                           - A first real estate mortgage on the proposed real estate project located in Plainview, Nebraska (legal to govern).

                           - A first Security Agreement/Financing Statement covering accounts receivable, inventory, equipment and fixtures, along with personal property and general intangibles.

GUARANTEE:                 Permanent loan is subject to a 60% USDA Guaranteed
                           Loan  ($20,000,000 x 60% =  $12,000,000).  If USDA
                           declines the package, Stearns Bank would proceed on a conventional basis.

REQUIRED DOCUMENTATION:    All documentation associated with the construction
                           loan, the USDA application and the USDA permanent loan, as deemed necessary by the Bank/USDA to be provided and/or properly executed.

PREPAYMENT PREMIUM:        5% of balance in year one, 4% of balance in year two,
                           3% of balance in year three, 2% of balance in year four, and 1% of balance in year five. A limited prepayment option will be made available.

ESCROWS: An escrow account must be maintained with Lender from which real estate taxes will be paid.

APPRAISAL:                 Lender shall be furnished with an appraisal that is
                           satisfactory to Lender. Such appraisal will be requested by Lender and prepared by an independent appraiser.

ENVIRONMENTAL AUDIT:       A firm acceptable to Lender is to perform an
                           environmental audit indicating the mortgaged premises are free of hazardous and toxic substances.

INSURANCE:                 Evidence of builder's risk/hazard insurance will be
                           required at the time of loan closing, with Stearns Bank and/or its assigns named as Mortgagee/
                           Loss Payee.

EQUITY: A minimum of 40% equity must be injected into the project.

FINANCIAL INFORMATION:     The following financial information will be required:

                           a) Fiscal year-end audited statement prepared by an independent CPA firm

                           b) Annual tax returns, including all supporting schedules

                           c) Quarterly interim financial statements prepared internally or by a CPA firm


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Husker Ag Processing, LLC
July 18, 2001
Page 3


OTHER: In addition to the above-mentioned the following are relevant facts that should be considered when analyzing this overall proposal:

                           - Stearns Bank has vast experience in lending to the Ethanol Industry.

                           - Stearns Bank is very interested and willing to work with the local banks on this project.

                           - Stearns Bank would expect to provide an operating line of credit in an amount to be determined (typically for a project of this size $1,000,000 to $1,500,000 is adequate).

                           - Any material adverse change in the Borrower's financial conditions or discovery of negative information not previously disclosed may invalidate this proposal.

                           - The terms and conditions outlined above represent the general financial terms and requirements, but ARE NOT necessarily all-inclusive.

This proposal to provide financing is good through JULY 20, 2001. If this proposal is acceptable, please sign below and return, along with a check for $15,000.00. A short term Note and security documents for $35,000.00 will be executed as soon as possible. This $50,000.00 is an application fee, which is nonrefundable and will be applied towards loan closing costs.

On behalf of Norm Skalicky, Stan Hilst and myself, I would like to thank you for the opportunity to offer financing for this project. We enjoyed meeting the many fine people associated with this project and look forward to doing business with you in the future.

Sincerely,

/s/ John E. Herges
------------------------
John E. Herges
President

JEH/mh


I hereby accept the terms and conditions of the above-described proposal to provide financing.

Husker Ag Processing, LLC

By: /s/ Frederick J. Knievel       Date:  July 19, 2001
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     Its:  Treasurer
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